AMENDMENT TO

                   ATICO FINANCIAL CORPORATION

                     1984 STOCK OPTION PLAN
                     DATED: JANUARY 26, 1984

     Pursuant to a resolution adopted by the Board of Directors of INTERCONTINENTAL BANK (ICB), at its meeting held on February 28, 1991, and in contemplation of a proposed merger of ATICO FINANCIAL CORPORATION (AFC) into ICB, which merger became effective March 30, 1991, the ATICO FINANCIAL CORPORATION 1984 Stock Option Plan dated January 26, 1984, is hereby amended as follows:

     1.   The ATICO FINANCIAL CORPORATION 1984 Stock Option
Plan is hereby adopted by ICB.

     2. The ATICO FINANCIAL CORPORATION 1984 Stock Option Plan is amended to change its name to the INTERCONTINENTAL BANK ISO
Plan.

     3. The ATICO FINANCIAL CORPORATION 1984 Plan is further amended to increase the number of shares reserved for issuance thereunder to 325,000.

     4. The ATICO FINANCIAL CORPORATION 1984 Plan is further amended to designate the shares to be issued under the INTERCONTINENTAL BANK ISO Plan as shares of ICB Common Stock, and to convert options outstanding under the ATICO FINANCIAL CORPORATION 1984 Plan to acquire shares of AFC Common Stock, to options under the INTERCONTINENTAL BANK I.S.O. Plan to purchase shares of ICB Common Stock, under the same terms and conditions as the AFC incentive options.

     5. The ATICO FINANCIAL CORPORATION 1984 Stock Option Plan is further amended to reflect that all references therein to "the
Company" shall, effective March 30, 1991, refer to ICB.

                   ATICO FINANCIAL CORPORATION

                     1984 STOCK OPTION PLAN

                    DATED:  JANUARY 26, 1984


I.   PURPOSE

     The purpose of this Plan is to provide a means whereby selected key employees of Atico Financial Corporation (the "Company") and its subsidiaries may, as an incentive to service or continued service with the Company or a subsidiary, be given an opportunity to acquire Common Stock of the Company, thereby giving them a proprietary interest in the Company, increasing their interest in its success, and encouraging them to remain in its employ.

     As used in the Plan, the terms "parent" and "subsidiary" shall have the meanings ascribed to the terms "parent corporation" and "subsidiary corporation" in Section 425 of the Internal Revenue Code, as amended (the "Code").

II.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company, or by such Committee (the "Committee") of three or more Directors as the Board of Directors may from time to time appoint, in either case excluding Directors who are eligible to receive options under the plan unless such Directors have for the time being disclaimed eligibility to receive them.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the individuals to whom options shall be granted, the time or times at which such options shall be granted, the number of shares to be covered by each such option, the option price, and the installments in which and the periods during which each such option shall be exercisable; provided, however, that in exercising such discretion with respect to participation of Directors of the Company, if such exercise be by the Board of Directors, a majority of the Board of Directors and a majority of the Directors acting in the matter, or, if such exercise be by the Committee, all of the members of the Committee, shall be persons who are not at the time such discretion is exercised eligible and have not at any time within one year prior thereto been eligible as persons to whom stock might be allocated or to whom stock options or stock appreciation rights might be granted pursuant to the Plan or any other plan of the Company or of any other corporation controlling, controlled by, or under common control with, the Company, entitling the participants therein to acquire stock, or stock options or stock appreciation rights of the Company or any such other corporation.

     Subject to the express provisions of the Plan, the Board of Directors shall also have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to adopt and revise from time to time and to construe and interpret the form of the options to be granted under the Plan (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any option, in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

     The determination of the Board of Directors and those of the Committee on the matters referred to in this Section II shall be conclusive.

III. SHARES SUBJECT TO THE PLAN

     The shares to be sold under the Plan may be shares of the Company's authorized but unissued Common Stock or issued shares of such Common Stock reacquired by the Company at any time, as the Board of Directors from time to time may determine; provided, however, that unless and until the Board of Directors shall determine to repurchase shares or to use treasury shares for the purposes of the Plan, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose.

     Subject to adjustment as provided in Section XI hereof, the maximum aggregate number of shares for which options may be granted under the Plan is 100,000 shares of the Company's Common
Stock, as constituted at the date of the Plan.

     If any option granted under the Plan shall expire or terminate in any manner or for any reason (including termination by voluntary surrender) without having been exercised in full, the number of shares of Common Stock as to which such option shall not have been exercised shall again be available for the purposes of the Plan.

IV.  ELIGIBILITY FOR AND GRANT OF OPTIONS

     An option may be granted to any person (including any Director or any officer of the Company) who, at the time such granting, is a key employee of the Company or any subsidiary.

     Options granted under the Plan shall be incentive stock options. Each incentive stock option is intended to qualify as and shall comply with all the requirements of an "incentive stock option" in Section 422A of the Code.

     An incentive stock option may be granted only to a person who, at the time the option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary; provided, however, that this paragraph shall not apply if at the time the option is granted the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option and the option by its terms is not exercisable after the expiration of 5 years from the date the option is granted. For purposes of this paragraph, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

     The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options within the meaning of Section 422A of the Code in any calendar year under the Plan and all other plans of the Company and any parent or subsidiary shall not exceed $100,000 plus any unused limit carryover, calculated under
Section 422A(c)(4) of the Code, to such year with respect to such employee.

V.   TERMS OF OPTIONS

     Each option shall by its terms be not exercisable after the date determined by the Board of Directors or the Committee, as the case may be, at the time of the granting of the option, and all rights thereunder shall thereupon expire. Such date shall in no event be more than ten years after the date on which the option is granted.

VI.  OPTION PRICE  * See Amendment dated January 27, 1989

     In the case of each option granted under the Plan, the purchase price or prices of the Common Stock of the Company called for by the option shall be determined by the Board of Directors or the Committee, as the case may be, and shall be not less than 100% of the fair market value, as determined by the Board of Directors or the Committee, of the Common Stock of the Company on the date of granting of the option. The purchase price shall be paid in full upon the exercise of the option, either in cash or by delivery of then outstanding shares of Common Stock of the Company or a combination thereof, at the election of the person exercising the option. Common Stock delivered for this purpose shall be valued at the mean between the high and low prices as reported on the over the counter market for the date of exercise of the option, or if there is no trading on that day, on the trading day next preceding the date of exercise of the option.

VII. EXERCISE OF OPTIONS

     The grantee of an option must remain in the continuous employ of the Company or a subsidiary for a period of one year from the date the option is granted before becoming entitled to exercise the option as to any part of the shares covered thereby. Thereafter, the option shall become exercisable as to the shares covered thereby in one or more installments (which need not be equal), and upon such conditions, limitations and restrictions, as shall be determined by the Board of Directors or the Committee at the time of the granting of the option, and specified in the option; provided, however, that, except as set forth in Section IX and X, no option may be exercised unless the grantee of the option has been in the employ of the Company or a subsidiary continuously from the date of granting of the option to the date of exercise.

     Each incentive stock option under the Plan by its terms shall not be exercisable while there is outstanding (within the meaning hereinafter set forth) any incentive stock option theretofore granted to the same person to purchase stock in his employer corporation, or in a corporation which (at the time of the granting of such option) is a parent or subsidiary of his employer corporation, or in a predecessor corporation of any of such corporations. For this purpose, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

     Shares as to which an option has become exercisable shall be subject to purchase at any time or from time to time thereafter during the remaining term of the option, but not less than 10 shares may be purchased at any one time, except upon the purchase Of the remaining balance of shares as to which the option is at the time exercisable

VIII.     NON-TRANSFERABILITY OF OPTIONS

     Each option granted under the Plan shall by its terms be not transferable by the individual to whom it shall have been granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him or his guardian or legal representative.

IX.  TERMINATION OF EMPLOYMENT

     If the grantee of an option ceases to be an employee of the Company or any subsidiary for any reason other than his death or his having been discharged for cause or having terminated his employment in violation of an employment agreement with the Company or the subsidiary, or if the subsidiary by which the grantee of an option is employed ceases to be a subsidiary of the Company, his option shall expire (unless by its terms it expires at an earlier date) three months after the date of such termination (or one year if termination sas for disability within the meaning of Section 105(d)(4) of the Code) or after the date the subsidiary) ceased to be a subsidiary) of the Company, and during such three month period (or one year period if termination was for disability) the option shall be exercisable only to the extent that it was exercisable on the date of termination of employment or on the date that the subsidiary ceased to be a subsidiary of the Company; provided, however, that no option may be exercised after the expiration date specified herein. If the grantee of an option shall be discharged for cause or shall terminate his employment in violation of an employment agreement with the Company or a subsidiary, then his option shall terminate and expire concurrently with the termination of his employment and shall not thereafter be exercisable to any extent. Options granted under the Plan shall not be affected by any change of employment so long as the grantee of the option continues to be an employee of the Company or any of its subsidiaries, and nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any subsidiary to terminate any employment at any time.

X.   DEATH OF EMPLOYEE

     If a grantee of an option dies while he is an employee of the Company or a subsidiary or thereafter at any time while he shall be entitled to exercise any portion thereof, such option may, to the extent that the grantee of the option was entitled to exercise such option on the date of his death, be exercised within two years after his death by the person or persons to whom his rights under the option shall have passed by his will or by the applicable laws of descent and distribution; provided, however, that no option may be exercised after the expiration date specified therein.

XI.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

     The aggregate number and class of shares subject to the Plan, the number and class of shares subject to each option granted under the Plan, and the price per share (but not the total price) shall be appropriately and equitably adjusted in the event of any reclassification or increase or decrease in the number of the issued shares of Common Stock of the Company by reason of a split-up or consolidation of shares, the payment of stock dividend, a recapitalization, a combination or exchange of shares, or any like capital adjustment; provided, however, that with respect to any incentive stock option any such adjustment shall be made only to the extent it would not constitute a "modification" within the meaning of Section 425(h) of the Code.

     If the Company shall be reorganized or shall merge into or consolidate with any other company, the Company will use its best efforts to arrange that each option granted under the Plan shall be adjusted so as to apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled by reason of such reorganization, consolidation or merger. In the event the attempt of the Company in this regard shall not be successful, or in the event of the proposed dissolution or liquidation or sale of substantially all of the assets of the Company, each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that no less than 30 days' written notice of the date so fixed shall be given to each grantee of an option or to the person or persons to whom his rights shall have passed by his will or the applicable laws of descent and distribution, if known to the Company, and each such grantee or such person or persons shall have the right, during the period of 30 days preceding such termination, to exercise the option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable, except that no incentive stock option shall be become exercisable in contravention of any requirement of Section 422A of the Code that is necessary in order to qualify as an "incentive stock option.".

     Adjustments under this Section XI shall be made by the Board
Of Directors, and any determination of the Board shall be binding and conclusive.

XII. TERMINATION

     Unless previously terminated by the Board of Directors, this Plan shall terminate on January 25, 1994, but such termination shall not affect any option theretofore granted the Board of Directors of the Company at any time prior to that date may terminate the Plan, or make such changes in it and additions to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section XI hereof, the Board of Directors may not, without further approval by the stockholders of the Company increase the maximum number of shares as to which options may be granted under the Plan, as original) adopted or as from time to time amended, or reduce the minimum option price or extend the period during which options may be granted or exercised, or change the class of employees eligible to receive options under the Plan. No termination or amendment of the Plan may, without the consent of the grantee of an option then outstanding and in effect, or, if he shall have died, the person or persons to whom his rights shall have passed by his will or the applicable laws of descent and distribution, terminate such option or materially and adversely affect his rights or the rights of such person or persons under the option.

Article VI above is amended to reflect that upon the exercise of the Option, the Purchase Price may be paid only in cash. This
Amendment deletes the previous provision allowing the trade of Stock when exercising the Option.